FOR IMMEDIATE RELEASE:


                   SERVICE CORPORATION INTERNATIONAL ANNOUNCES
                      RESIGNATION OF L. WILLIAM HEILIGBRODT
                    AS PRESIDENT AND CHIEF OPERATING OFFICER


Houston, Texas, February 11, 1999 . . . Service Corporation International
(NYSE: SRV) announced today the resignation of L. William Heiligbrodt as President and Chief Operating Officer of the Company in order to facilitate the consolidation of senior executive responsibility in one office at this time.

Mr. R. L. Waltrip, Chairman and Chief Executive Officer, expressed his appreciation for Mr. Heiligbrodt's support and contribution towards SCI's success over the last ten years. Mr. Heiligbrodt has agreed to remain as a consultant to the Company.

R. L. Waltrip has assumed responsibility for the areas previously assigned to Mr. Heiligbrodt.

The Company also has initiated an executive search to augment its executive management team.

As of December 31, 1998, SCI operated 3,442 funeral service locations, 433 cemeteries and 191 crematoria. SCI provides funeral and cemetery services in 20 countries on five continents.


For additional information contact:

SCI:   Todd A. Matherne - Vice President & Treasurer         Tel: (713)525-5243

       George R. Champagne - Senior Vice President and CFO   Tel: (713)525-5546

Media: Kate Inverarity, Brunswick Group                      Tel: (212)333-3810


Other Service Corporation International and press releases are available through Company News On-Call by fax, (800) 758-5804, extension 104532, or at http://www.prnewswire.com or SCI's homepage: http://www.sci-corp.com.